                                  June 2, 1998


Owosso Corporation
The Triad Building
2200 Renaissance Boulevard, Suite 150
King of Prussia, Pennsylvania  19406

                   Re:  Registration Statement on Form S-8
                        ----------------------------------

Ladies  and Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") of Owosso Corporation, a Pennsylvania corporation (the "Company"), filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to an aggregate of 1,000,000 shares of common stock, par value $0.01 per share (the "Shares"), of the Company pursuant to the Company's 1994 Stock Option Plan and 1998 Long-Term Incentive Plan (the "Plans").

                  In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-Laws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. The opinion expressed herein is based exclusively on the applicable provisions of the Pennsylvania Business Corporation Law and federal securities laws as in effect on the date hereof.

                  On the basis of the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plans, will be legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By providing such consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
                                                     Very truly yours,

                                                     PEPPER HAMILTON LLP



                                                     By: /s/ Robert A. Friedel
                                                         ---------------------
                                                         A Partner